               -------------------------------------------------

                         LEHMAN BROTHERS HOLDINGS INC.
                                      and
                                 CITIBANK, N.A.
                           as Currency Warrant Agent
                                      and
                              LEHMAN BROTHERS INC.
                              as Calculation Agent

                         ------------------------------

                           CURRENCY WARRANT AGREEMENT
                           dated as of

                                      Currency Warrants
                           Expiring

               -------------------------------------------------

                              TABLE OF CONTENTS(1)


                                                                                Page
                                                                                ----
                                   ARTICLE I
                           ISSUANCE, FORM, EXECUTION,
              DELIVERY AND REGISTRATION OF CURRENCY WARRANTS  . . . . . . . . .   1

SECTION 1.1   Issuance of Currency Warrants; Conversion of
                Currency Warrants to Book-Entry . . . . . . . . . . . . . . . .   1

SECTION 1.2   Form, Execution and Delivery of Warrant
                Certificates  . . . . . . . . . . . . . . . . . . . . . . . . .   3

SECTION 1.3   Warrant Certificates  . . . . . . . . . . . . . . . . . . . . . .   3

SECTION 1.4   Registration of Transfers and Exchanges . . . . . . . . . . . . .   4

SECTION 1.5   Mutilated or Missing Warrant Certificates . . . . . . . . . . . .   5

SECTION 1.6   Registered Holders  . . . . . . . . . . . . . . . . . . . . . . .   6

SECTION 1.7   Global Warrant Certificate  . . . . . . . . . . . . . . . . . . .   6


                                   ARTICLE II
                DURATION AND EXERCISE OF CURRENCY WARRANTS  . . . . . . . . . .   9

SECTION 2.1   Duration of Currency Warrants; Minimum and
                Maximum Exercise Amounts; Notice of Exercise  . . . . . . . . .   9

SECTION 2.2   Exercise and Delivery of Currency Warrants  . . . . . . . . . . .  10

SECTION 2.3   Automatic Exercise of Warrants  . . . . . . . . . . . . . . . . .  13

SECTION 2.4   Limitation of Number of Exercisable Warrants  . . . . . . . . . .  16

SECTION 2.5   Covenant of the Company . . . . . . . . . . . . . . . . . . . . .  16

SECTION 2.6   Return of the Global Warrant Certificate  . . . . . . . . . . . .  16

SECTION 2.7   Return of Moneys Held Unclaimed for Two Years . . . . . . . . . .  16

SECTION 2.8   Designation of Agent for Receipt of Notice  . . . . . . . . . . .  16





- --------------------
(1)   The Table of Contents is not a part of the Currency Warrant
      Agreement

                                                                                Page
                                                                                ----
                                    ARTICLE III
                          OTHER PROVISIONS RELATING TO
                            RIGHTS OF WARRANTHOLDERS  . . . . . . . . . . . . .  17

SECTION 3.1   Holders of Currency Warrants May Enforce
                Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

SECTION 3.2   Consolidation, Merger or Other Disposition  . . . . . . . . . . .  17


                                   ARTICLE IV
                       CANCELLATION OF CURRENCY WARRANTS  . . . . . . . . . . .  18

SECTION 4.1   Cancellation of Currency Warrants . . . . . . . . . . . . . . . .  18

SECTION 4.2   Treatment of Warrantholders . . . . . . . . . . . . . . . . . . .  18

SECTION 4.3   Payment of Taxes  . . . . . . . . . . . . . . . . . . . . . . . .  18


                                   ARTICLE V
                     CONCERNING THE CURRENCY WARRANT AGENT  . . . . . . . . . .  19

SECTION 5.1   Currency Warrant Agent  . . . . . . . . . . . . . . . . . . . . .  19

SECTION 5.2   Conditions of Currency Warrant Agent's
                Obligations . . . . . . . . . . . . . . . . . . . . . . . . . .  19

SECTION 5.3   Compliance With Applicable Laws . . . . . . . . . . . . . . . . .  21

SECTION 5.4   Resignation and Appointment of Successor  . . . . . . . . . . . .  21


                                   ARTICLE VI
                                 MISCELLANEOUS  . . . . . . . . . . . . . . . .  23

SECTION 6.1   Modification, Supplementation or Amendment  . . . . . . . . . . .  23

SECTION 6.2   Notices and Demands to the Company and
                Currency Warrant Agent  . . . . . . . . . . . . . . . . . . . .  24

SECTION 6.3   Addresses for Notices . . . . . . . . . . . . . . . . . . . . . .  24

SECTION 6.4   Notices to Warrantholders . . . . . . . . . . . . . . . . . . . .  24

SECTION 6.5   Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . .  24

SECTION 6.6   Obtaining of Governmental Approvals . . . . . . . . . . . . . . .  24

SECTION 6.7   Persons Having Rights Under the Currency
                Warrant Agreement . . . . . . . . . . . . . . . . . . . . . . .  25

<Caption
                                                                                  Page
                                                                                  ----
SECTION 6.8    Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25

SECTION 6.9    Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . .   25

SECTION 6.10   Inspection of Agreement . . . . . . . . . . . . . . . . . . . . .   25

Annex 1        -  Defined Terms

EXHIBIT A      -  Form of Warrant Certificate
EXHIBIT A-1    -  Form of Exercise Notice from Warrantholder
EXHIBIT B      -  Form of Global Warrant Certificate
EXHIBIT B-1    -  Form of Exercise Notice from Depository
                  Participant
EXHIBIT C-1    -  Form of Confirmation of Exercise for Warrant
                  Certificate
EXHIBIT C-2    -  Form of Confirmation of Exercise for Global
                  Warrant Certificate
EXHIBIT D-1    -  Form of Notice of Rejection for Warrant
                  Certificate
EXHIBIT D-2    -  Form of Notice of Rejection for Global Warrant
                  Certificate


                           CURRENCY WARRANT AGREEMENT


          THIS AGREEMENT, dated as of               , among LEHMAN BROTHERS
HOLDINGS INC., a corporation duly incorporated and existing under the laws of the State of Delaware (the "Company"), Citibank, N.A., a banking association duly incorporated and existing under the laws of the State of New York, as Currency Warrant Agent (the "Currency Warrant Agent"), and Lehman Brothers Inc., a corporation duly incorporated and existing under the laws of the State of Delaware (the "Calculation Agent"). An Index of defined terms is attached hereto as Annex 1.

                         W I T N E S S E T H  T H A T :

          WHEREAS, the Company proposes to sell currency warrants (the "Currency Warrants" or, individually, a "Currency Warrant") representing the right to receive from the Company an amount in U.S. dollars to be determined by
reference to decreases in the value of the              relative to the U.S.
Dollar; and

          WHEREAS, the Company wishes the Currency Warrant Agent to act on behalf of the Company in connection with the issuance, transfer and exercise of the Currency Warrants, and wishes to set forth herein, among other things, the provisions of the Currency Warrants and the terms and conditions under which they may be issued, transferred, exercised and cancelled;

          NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:


                                   ARTICLE I
                           ISSUANCE, FORM, EXECUTION,
                 DELIVERY AND REGISTRATION OF CURRENCY WARRANTS


          SECTION 1.1 Issuance of Currency Warrants; Conversion of Currency Warrants to Book-Entry. (a) The Currency Warrants will be originally issued as certificates in definitive form (each a "Warrant Certificate"). Each Currency Warrant shall represent the right, subject to the provisions contained herein, to receive the Cash Settlement Value (as defined in Section 2.2(d)), or, under certain circumstances, the Alternative Settlement Amount (as defined in Section 2.3) of such Currency Warrant. Such Cash Settlement Value or Alternative Settlement Amount will be payable only in U.S. Dollars. In no event shall any beneficial owner of book- entry Currency Warrants or the registered owner of certificated Currency Warrants (each a "Warrantholder") be entitled to receive any interest on the Cash Settlement Value or Alternative Settlement Amount. A Currency Warrant will not require or entitle the holder thereof to sell, deliver, purchase or take delivery of any currency, security or other instrument to or from the Company, nor will the Company be under any obligation to, nor will it, purchase or take delivery, or sell or deliver, any currency, security or other instrument to or from the Warrantholders.

          (b) The Currency Warrants will constitute direct, unconditional and unsecured contractual obligations of the Company and will rank on a parity with the Company's other unsecured contractual obligations and with the Company's unsecured and unsubordinated debt.

          (c) Forty-five calendar days after the closing of the offering, each registered holder of a Warrant Certificate will have the option (the "Conversion Option") to convert the form in which such holder holds his Currency Warrants from definitive form to book-entry form within a forty-five calendar day period (the "Conversion Option Period"). To utilize the Conversion Option such Warrantholder must deliver or arrange to deliver his Warrant Certificates to a Participant (as defined in Section 1.7(c)) entitled to execute, clear and settle transactions through the Depository (as defined in Section 1.7(c)) and through which such Warrantholder's beneficial interest after electing the Conversion Option will be maintained, who will then deposit the Currency Warrants with the Depository or its nominee. Ownership of the Currency Warrants surrendered under the Conversion Option will be represented by a single certificate (the "Global Warrant Certificate"). After the last day of the Conversion Option Period, the Depository will not be required to accept delivery of Currency Warrants represented by Warrant Certificates ("Certificated Warrants") for exchange for Currency Warrants in book-entry form ("Book-Entry Warrants") but may permit Warrant Certificates to be so exchanged on a case-by-case basis. It is anticipated that after the Conversion Option Period, Warrant Certificates delivered to the Depository in proper form for deposit will be accepted by the Depository for exchange for Book-Entry Warrants, generally within three to four New York Business Days after delivery to the Depository. However, there can be no assurance that such Warrant Certificates will be accepted for exchange. Further, there can be no assurance, with respect to Warrant Certificates accepted for exchange, that exchange will occur within that time period. Certificated Warrants surrendered at any time for exchange for Book-Entry Warrants may not be exercised or delivered for settlement of transfer until such exchange has been effected. If the Depository is at any time unwilling or unable to continue as securities depository for the Currency Warrants and a successor depository is not appointed by the Company within 90 days, the Company will reissue Warrant Certificates in exchange for the Global Warrant Certificate. In addition, the Company may at any time and in its sole discretion determine not to have the Currency Warrants available in book-entry form and, in such event, will issue Warrant Certificates in exchange for the Global Warrant Certificate. In any such instance, and in accordance with the provisions of this Agreement, each Warrantholder will be entitled to have a number of Currency Warrants equivalent to such Warrantholder's beneficial interest in the Global Warrant Certificate registered in the name of the Warrantholder and will be entitled to physical delivery of such Currency Warrants in definitive form by a Participant. The provisions of Section 1.7 shall apply only if and when the Conversion Option is utilized and a Global Warrant Certificate is issued hereunder.

          SECTION 1.2  Form, Execution and Delivery of Warrant Certificates.
(a) Certificated Warrants, whenever issued, shall be represented by Warrant Certificates in registered form substantially in the form set forth in Exhibit A hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement, and may represent any number of whole Currency Warrants. The Warrant Certificates may have imprinted or otherwise reproduced thereon such letters, numbers or other marks of identification or designation and such legends or endorsements as the officers of the Company executing the same may approve (execution thereof to be conclusive evidence of such approval) and which are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto, or with any rule or regulation of any stock exchange on which the Currency Warrants may be listed, or of any securities depository, or to conform to usage. Warrant Certificates shall be signed on behalf of the Company by its chairman, its president or one of its vice presidents and under its corporate seal reproduced thereon and attested by its secretary or an assistant secretary. The signature of any of such officers may be either manual or facsimile. Typographical and other minor errors or defects in any such signature shall not affect the validity or enforceability of any Warrant Certificate that has been duly countersigned and delivered by the Currency Warrant Agent.

          (b) In case any officer of the Company who shall have signed a Warrant Certificate, either manually or by facsimile signature, shall cease to be such officer before such Warrant Certificate shall have been countersigned and delivered by the Currency Warrant Agent to the Company or delivered by the Company, such Warrant Certificate nevertheless may be countersigned and delivered as though the person who signed such Warrant Certificate had not ceased to be such officer of the Company; and the Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Agreement any such person was not such an officer.

          SECTION 1.3 Warrant Certificates. Each Warrant Certificate, when signed on behalf of the Company in accordance with Section 1.2, shall be delivered to the Currency Warrant Agent, which shall manually countersign and deliver the same to or upon the order of the Company. Each Warrant Certificate shall be dated the date of its countersignature. A Warrant Certificate shall not be valid for any purpose, and no Currency Warrant evidenced thereby shall be exercisable, unless and until such Warrant Certificate has been countersigned by the manual signature of the Currency Warrant Agent. Such countersignature by the Currency Warrant Agent on any Warrant Certificate signed by the Company in accordance with Section 1.2 shall be conclusive evidence that the Warrant Certificate so countersigned has been duly issued hereunder.

          SECTION 1.4 Registration of Transfers and Exchanges. (a) Except as otherwise provided herein or in the Warrant Certificate, the Currency Warrant Agent shall from time to time register ownership and transfers of any outstanding Warrant Certificates upon the records to be maintained by it for that purpose (the "Currency Warrant Register") at the Currency Warrant Agent's Office (as defined herein), subject to such reasonable regulations as the Company or the Currency Warrant Agent may prescribe, upon surrender thereof, duly endorsed, or accompanied by a written instrument or instruments of transfer in form satisfactory to the Currency Warrant Agent and the Company duly executed by the registered holder(s) thereof or by the duly appointed legal representative thereof or by its duly authorized attorney, such signature to be guaranteed by a bank or trust company located, or with a correspondent office, in New York City or by a broker or dealer which is a member of a national securities exchange, or in any other manner acceptable to the Currency Warrant Agent. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be cancelled by the Currency Warrant Agent.

          (b) At the option of a Warrantholder, Warrant Certificates may be exchanged for other Warrant Certificates, representing a like number of unexercised Currency Warrants, upon surrender to the Currency Warrant Agent of the Warrant Certificates to be exchanged at its offices maintained for such purposes (the location of which shall be provided to the Company), (the "Currency Warrant Agent's Office"), Attention: Corporate Trust Department, or at the office of any successor Currency Warrant Agent (as provided for in Section 5.4). Upon surrender of any Currency Warrant Certificate for exchange, the Currency Warrant Agent shall cancel such Warrant Certificate, and the Company shall execute, and the Currency Warrant Agent shall countersign and deliver, in accordance with Section 1.2 and 1.3, one or more new Warrant Certificates of like tenor and representing a like number of unexercised Currency Warrants.

          (c) Warrant Certificates issued upon transfer or exchange pursuant to Section 1.4(a) or (b) shall be valid obligations of the Company, evidencing the same obligations of the Company as the Warrant Certificates surrendered for transfer or exchange, and entitled to the same benefits under this

Agreement as were such Warrant Certificates prior to such surrender.

          (d) Except as provided in Section 1.5, no service charge shall be made for any registration of transfer or exchange of Warrant Certificates, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Warrant Certificates, other than exchanges pursuant to this Section 1.4 not involving any transfer.

          (e) In the event that upon any exercise of Currency Warrants evidenced by a Warrant Certificate the number of Currency Warrants exercised shall be less than the total number of Currency Warrants evidenced by such Warrant Certificate, there shall be issued to the holder thereof or such holder's assignee a new Warrant Certificate evidencing the number of Currency Warrants not exercised.

          SECTION 1.5 Mutilated or Missing Warrant Certificates. (a) If any Warrant Certificate is mutilated, lost, stolen or destroyed, the Company may in its discretion execute, and the Currency Warrant Agent may countersign and deliver, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Currency Warrants, bearing an identification number not contemporaneously outstanding, but only (in case of loss, theft or destruction) upon receipt of evidence satisfactory to the Company and the Currency Warrant Agent of such loss, theft or destruction of such Warrant Certificate and security or indemnity, if requested, also satisfactory to them. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Currency Warrant Agent may prescribe.

          (b) In case such mutilated, lost, stolen or destroyed Currency Warrant Certificate has been or is about to be exercised, or deemed to be exercised, the Company in its absolute discretion may, instead of issuing a new Warrant Certificate, direct the Currency Warrant Agent to treat the same as if it had received irrevocable notice of exercise in proper form in respect thereof, as provided herein, or as being subject to automatic exercise, as the case may be.

          (c) Each new Warrant Certificate issued pursuant to this Section 1.5 in lieu of any lost, stolen or destroyed Warrant Certificate shall be an original, additional contractual obligation of the Company, whether or not, in the case of any lost, stolen or destroyed Currency Warrant Certificate, such Warrant Certificate shall at any time be enforceable by anyone, and shall be entitled to the same benefits under this Agreement as the Warrant Certificate that was lost, stolen or destroyed.

          (d) Upon the issuance of any new Warrant Certificate in accordance with this Section 1.5, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Currency Warrant Agent) connected therewith.

          (e) The provisions of this Section 1.5 are exclusive and shall preclude (to the extent lawful) any other rights and remedies with respect to the replacement or payment of mutilated, lost, stolen or destroyed Warrant Certificates.

          (f) All Warrant Certificates surrendered for exercise, registration of transfer or exchange shall, if surrendered to any person other than the Currency Warrant Agent, be delivered to the Currency Warrant Agent and shall be promptly cancelled by it. The Company may at any time deliver to the Currency Warrant Agent for cancellation any Warrant Certificates previously countersigned and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Warrant Certificates so delivered shall be promptly cancelled by the Currency Warrant Agent. No Warrant Certificates shall be countersigned in lieu of or in exchange for any Warrant Certificate cancelled as provided in this Section 1.5, except as expressly permitted by this Agreement. All cancelled Warrant Certificates held by the Currency Warrant Agent shall be destroyed unless otherwise directed by the Company.

          SECTION 1.6 Registered Holders. Prior to due presentment for registration of transfer, the Company, the Currency Warrant Agent, and any agent of the Company or the Currency Warrant Agent, may deem and treat the person in whose name a Warrant Certificate shall be registered in the Currency Warrant Register (a "Registered Holder") as the absolute owner of the Currency Warrants evidenced thereby (notwithstanding any notation of ownership or other writing thereon) for any purpose whatsoever, and as the person entitled to exercise the rights represented by the Currency Warrants evidenced thereby, and neither the Company nor the Currency Warrant Agent, nor any agent of the Company or the Currency Warrant Agent, shall be affected by any notice to the contrary. This Section 1.6 shall be without prejudice to the rights of Warrantholders as described elsewhere herein.

          SECTION 1.7 Global Warrant Certificate. (a) Any Global Warrant Certificate issued in accordance with this Section 1.7 shall be substantially in the form set forth in Exhibit B hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement, and may represent any number of whole Currency Warrants. The Global Warrant Certificate may have imprinted or otherwise reproduced thereon such letters, numbers or other marks of identification or designation and such legends or endorsements as the officers of the Company executing the same may approve

(execution thereof to be conclusive evidence of such approval) and which are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto, or with any rule or regulation of any stock exchange on which the Currency Warrants may be listed or of any Depository referred to herein, or to conform to usage. The Global Currency Warrant Certificate shall be signed on behalf of the Company upon the same conditions, in substantially the same manner and with the same effect as the Warrant Certificates.

          (b) The Currency Warrant Agent is authorized, from time to time during the Conversion Option Period, upon receipt of a Global Warrant Certificate from the Company, duly executed on behalf of the Company, to countersign such Global Warrant Certificate. The Global Warrant Certificate shall be manually countersigned and dated the date of its countersignature by the Currency Warrant Agent and shall not be valid for any purpose unless so countersigned. The Currency Warrant Agent shall deliver the Global Currency Warrant Certificate to or upon the order of the Company against receipt of an appropriate amount of Certificated Warrants (such Certificated Warrants shall be destroyed or otherwise disposed of in accordance with instructions provided by the Company). One or more Global Warrant Certificates may be executed by the Company and delivered to the Currency Warrant Agent on or after the date of execution of this Agreement; provided that only one Global Warrant Certificate shall be outstanding at any one time.

          The Company reserves the right to issue, from time to time after the date of execution of this Agreement, additional Currency Warrants, and in connection therewith the Global Warrant Certificate may be exchanged for a new Global Warrant Certificate to reflect the issuance by the Company of such additional Currency Warrants. To effect such an exchange the Company shall deliver to the Currency Warrant Agent a new Global Warrant Certificate duly executed on behalf of the Company as provided in Section 1.3. The Currency Warrant Agent shall authenticate the new Global Warrant Certificate as provided in this Section and shall deliver the new Global Warrant Certificate to the Depository in exchange for, and upon receipt of, the Global Warrant Certificate then held by the Depository. The Currency Warrant Agent shall cancel the Global Warrant Certificate delivered to it by the Depository, destroy such Global Warrant Certificate and provide a certificate of destruction to the Company.

          (c) The Global Warrant Certificate will initially be registered in the name of a nominee of The Depository Trust Company (the "Depository", which term, as used herein, includes any successor securities depository selected by the Company). The Currency Warrant holdings of the Participants will be recorded on the books of the Depository. The holdings of customers of the Participants and the identity of the

Warrantholders will be reflected on the books and records of such Participants and will not be known to the Currency Warrant Agent, the Company or the Depository. The Global Warrant Certificate will be held by the Depository or its agent.

          "Participants" include securities brokers and dealers, banks and trust companies, clearing organizations and certain other organizations which are participants in the Depository system and, for purposes of this Agreement, shall also mean participants in the book-entry system of any successor Depository. Access to the Depository's system is also available to others such as banks, securities dealers and trust companies ("Indirect Participants") that clear or maintain a custodial relationship with a Participant, either directly or indirectly. The Global Warrant holdings of Warrantholders who are customers of Indirect Participants will be reflected on the books and records of Participants in the name of the respective Indirect Participants. The Global Warrant Certificate will be held by the Depository or its agent. Neither the Company nor the Warrant Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Warrant Certificate or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

          The Company may from time to time select a new entity to act as Depository with respect to the Currency Warrants and, if such selection is made, the Company shall promptly give the Currency Warrant Agent notice to such effect identifying the new Depository, and the Global Warrant Certificate shall be delivered to the Currency Warrant Agent and shall be transferred to the new Depository as provided below as promptly as possible. Appropriate changes may be made in the forms of the Global Warrant Certificate, the notice of exercise and the related notices to be delivered in connection with an exercise to reflect the selection of the new Depository.

          (d) Except as otherwise provided herein or in the Global Warrant Certificate, the Currency Warrant Agent shall from time to time register the transfer of the Global Warrant Certificate in its records (which may be maintained electronically), subject to such reasonable regulations as the Company or the Currency Warrant Agent may prescribe, only to the Depository, to another nominee of the Depository, to a successor Depository or to a nominee of a successor Depository, upon surrender of such Global Warrant Certificate to the Warrant Agent's Office, or at the office of any successor Warrant Agent (as provided in Section 5.4), duly endorsed, or accompanied by a written instrument or instruments of transfer in form satisfactory to the Currency Warrant Agent and the Company, duly executed by the registered holder thereof or by the duly appointed legal representative thereof, or by its duly authorized attorney, such signature to be guaranteed by a bank or trust company with a correspondent officer the New York City or by a member of a United States national securities exchange, or in any other manner acceptable to the Currency Warrant Agent. Upon any such registration of transfer, a new Global Warrant Certificate of like tenor and representing a like number of unexercised Currency Warrants shall be issued to the transferee and the surrendered Global Warrant Certificate shall be cancelled by the Currency Warrant Agent.


                                   ARTICLE II
                   DURATION AND EXERCISE OF CURRENCY WARRANTS

          SECTION 2.1 Duration of Currency Warrants; Minimum and Maximum Exercise Amounts; Notice of Exercise. (a) Subject to the limitations described in this Article II, each Currency Warrant may be irrevocably exercised in whole but not in part on any New York Business Day from the date of issuance until 3:00 P.M., New York City time, on the New York Business Day
immediately preceding the earlier of (i)                (the "Expiration Date")
or (ii) the Delisting Date. There is no exercise price payable by any Warrantholder in connection with the exercise of a Currency Warrant. Each Currency Warrant may be exercised by (a) transfer of the related Currency Warrants on the records of the Depository free to the Currency Warrant Agent Participant Account (Account No. 2659), or such other account of the Currency Warrant Agent at the Depository as the Currency Warrant Agent shall specify (the "Currency Warrant Account"), in the case of Book-Entry Warrants, or surrender of the Warrant Certificate or Certificates to the Currency Warrant Agent at the Currency Warrant Agent's Office, in the case of Certificated Warrants and (b) delivery of written notice (an "Exercise Notice") to the Currency Warrant Agent executed by the Participant acting on behalf of the beneficial owner of such Currency Warrant, in the case of Book-Entry Warrants, or from the Registered Holder of such Currency Warrants, in the case of Certificated Warrants; provided, however, that Exercise Notices are subject to rejection by the Currency Warrant Agent as provided herein.

          (b) The Exercise Notice, which shall be irrevocable, shall be in substantially the form set forth in Exhibit A-1 hereto in the case of Certificated Warrants, and in Exhibit B-1 hereto in the case of Book-Entry Warrants, and shall be in writing, duly completed and executed, and delivered to the Currency Warrant Agent (which shall include facsimile transmissions, followed promptly by an executed original, but the date and time of receipt of such transmission shall be the effective date and time of such notice) at its address as set forth in such Exercise Notice or at such other address as the Currency Warrant Agent may specify from time to time.

          (c) As used herein, "New York Business Day" means any day other than a Saturday or Sunday or a day on which either the New York Stock Exchange or the American Stock Exchange (the

"AMEX") is not open for securities trading or commercial banks in New York City are authorized or required by law or executive order to remain closed. Except as provided in Section 2.2(b), the Currency Warrant Agent and the Company shall be entitled to rely conclusively on any Exercise Notice received by them with no duty of inquiry by either of them.

          SECTION 2.2 Exercise and Delivery of Currency Warrants. (a) Except in the case of automatic exercise as provided in Section 2.3, the exercise date (the "Exercise Date") for a Currency Warrant shall be (i) if the Currency Warrant Agent receives delivery of such Currency Warrant and an Exercise Notice in proper form at or prior to 3:00 P.M., New York City time, on a New York Business Day, then such New York Business Day and (ii) otherwise the New York Business Day next succeeding the day on which the Currency Warrant Agent receives such Currency Warrant and such Exercise Notice. The "Valuation Date" for a Currency Warrant will be the first New York Business Day following the Exercise Date. Notwithstanding the foregoing, an otherwise valid exercise for a Currency Warrant shall be deemed to be withdrawn, and such Currency Warrant shall be deemed to be automatically exercised in the manner and on the date specified in Section 2.3, if the Currency Warrant Agent received delivery of such Currency Warrant and an Exercise Notice in proper form at any time after 3:00 P.M., New York City time, on the New York Business Day preceeding the Delisting Date.

          (b) Following receipt of the Currency Warrants and the Exercise Notice related to such Currency Warrants, the Currency Warrant Agent shall:

          (i) promptly (1) in the case of Certificated Warrants, determine whether the Exercise Notice has been duly completed and is in proper form duly executed by the Registered Holder thereof or by the duly appointed legal representative thereof or by a duly authorized attorney and (2) in the case of Book-Entry Warrants, determine whether such Exercise Notice has been duly completed and is in proper form and if the Currency Warrant Agent determines that the Exercise Notice has not been duly completed or is not in proper form or, in the case of Certificate Warrants, has not been so executed, the Currency Warrant Agent promptly (X) shall reject such Exercise Notice and shall send to the entity that delivered such Exercise Notice a notice of rejection substantially in the form set forth in Exhibit D-1 or Exhibit D-2 hereto, as applicable, and, in the case of Certificated Warrants, shall return to the Registered Holder that submitted such Exercise Notice, by first class mail, the Warrant Certificates evidencing such Currency Warrants or, in the case of Book-Entry Warrants, shall redeliver such Currency Warrants free through the facilities of the Depository to the account from which they were transferred to the Currency Warrant Agent and in either case (Y) shall not take the actions required by clauses

     (ii)-(vi) below with respect to such Exercise Notice or the related Currency Warrants; provided, however, that the Currency Warrant Agent shall deliver a copy of the Exercise Notice relating to such Currency Warrants to the Company, if the Company so requests, as required by
     Section 2.2(b)(vi) below and the Company may waive any defect in the form of such Exercise Notice;

         (ii) notify the Company by 5:00 p.m., New York City time, on the Exercise Date for such Currency Warrants of the total number of Currency Warrants covered by such Exercise Notice;

        (iii) obtain the Spot Rate (as defined in Section 2.2(d)) from the Calculation Agent no later than 5:00 p.m., New York City time, on the applicable Valuation Date;

         (iv) obtain the Cash Settlement Value of the Exercised Warrants as of their Valuation Date from the Calculation Agent, which shall be calculated in the manner set forth in Section 2.2(d) by no later than 5:00 p.m., New York City time, on the applicable Valuation Date;

          (v) notify the Company by 5:00 p.m., New York City time, on the Valuation Date of the aggregate Cash Settlement Value payable in respect of the exercise of such Exercised Warrants, and send notices of confirmation substantially in the form included in Exhibit C-1 or Exhibit C-2 hereto, as the case may be, to the appropriate Registered Holder or Participant specifying therein the reference number assigned by the Currency Warrant Agent to each accepted Exercise Notice; and

         (vi) promptly deliver a copy of each Exercise Notice to the Company upon request of the Company and advise the Company of such other matters relating to the Exercised Warrants as the Company shall reasonably request. Any notice to be given to the Company by the Warrant Agent pursuant to this Section 2.2 or Section 2.3 shall be by telephone (promptly confirmed in writing) or telecopy.

          Any exercise of the Currency Warrants shall be irrevocable.

          (c) Except in the case of Currency Warrants subject to automatic exercise, provided that the Company has made adequate funds available to the Currency Warrant Agent in a timely manner, which shall in no event be later than 3:00 p.m., New York City time, on the fifth New York Business Day following a Valuation Date (the "Settlement Date"), the Currency Warrant Agent will be responsible for making payment available either (i) for Certificated Warrants, to each appropriate Registered Holder in the form of a cashier's check or an official bank check, or (in the case of payments of $100,000 or more) by wire transfer to a

U.S. Dollar account maintained by such Registered Holder in the United States (at such Registered Holder's election as specified in the applicable Exercise Notice), after 3:00 p.m., New York City time, but prior to the close of business, on such Settlement Date or (ii) for Book-Entry Warrants, to each appropriate Participant in the form of a cashier's check or an official bank check, or (in the case of payments of $100,000 or more) by wire transfer to a U.S. Dollar account maintained by such Participant in the United States (at the Participant's election as specified in the Exercise Notice), after 3:00 p.m., New York City time, but prior to the close of business, on such Settlement Date.

          (d) The "Cash Settlement Value" of an exercised Warrant will be calculated by the Calculation Agent no later than 5:00 p.m., New York City time, on the Valuation Date and will equal an amount in U.S. Dollars equal to the greater of (i) zero and (ii) the amount (rounded down to the nearest cent) computed by subtracting from U.S. $100 an amount equal to the product of U.S.
$100 times a fraction, the numerator of which is            per U.S. Dollar
(the "Strike Rate") and the denominator of which is the spot exchange rate of
the              for the U.S. Dollar (expressed as a number of              per
U.S. Dollar and determined by the Calculation Agent) at           , New York
City time, on the applicable Valuation Date (the "Spot Rate"). If the Strike Rate for such Valuation Date is equal to or exceeds the Spot Rate, the Cash Settlement Value will be zero.

          The Calculation Agent will determine the Spot Rate as follows: with respect to exercises other than automatic exercises, the Calculation Agent will obtain a quote for the applicable bid spot rate for the U.S. Dollar from one Reference Bank (as defined below) and select the higher (i.e., the rate
expressed as the greater number of              per U.S. Dollar) of the
applicable bid spot rate for the U.S. Dollar quoted by the Calculation Agent and the quote obtained from the Reference Bank; and with respect to automatic exercises, the Calculation Agent will obtain quotes for the applicable bid spot rate for the U.S. Dollar from two Reference Banks and select the highest of the applicable bid spot rate U. S. Dollar quoted by the Calculation Agent and the quotes obtained from the Reference Banks. Each "Reference Bank" will be a bank that is a leading market maker in the foreign exchange market for the currencies. The Spot Rate will be rounded by the Calculation Agent to the second decimal place, rounding up if the third decimal place, without regard to rounding, is five or higher and otherwise truncating after the second decimal place.

          References in this Agreement to "U.S. Dollars" or "$" are to the lawful currency of the United States of America.

          (e) In the event a Global Warrant Certificate is issued, the Warrant Agent shall cause its records, which may be kept electronically, to be marked to reflect the reduction in the number of Currency Warrants represented by the Global Warrant Certificate by the number of Currency Warrants that were delivered to the Currency Warrant Account and for which payment has been made as provided in Section 2.2(c) promptly after such delivery and payment. Absent manifest error, the Currency Warrant Agent's records shall be conclusive evidence of such matters.

          (f) The Company has appointed Lehman Brothers Inc., and Lehman Brothers Inc. accepts such appointment, to be the Company's Calculation Agent to make certain calculations, as provided herein. Unless otherwise provided by this Agreement, the Calculation Agent's calculations under this Agreement shall, absent manifest error, be final and binding on the Company, the Currency Warrant Agent, the Warrantholders, the Record Holders and any Participant. Any such calculations will be made available to a Warrantholder for inspection at the Currency Warrant Agent's Office.

          The Company agrees, for the benefit of the Warrantholders from time to time, that there shall at all times be a Calculation Agent hereunder until all the Currency Warrants are no longer outstanding or until moneys for the payment of all outstanding Currency Warrants, if any, shall have been paid to the Currency Warrant Agent, whichever occurs earlier. Resignation, removal and appointment of the Calculation Agent shall be in accordance with the procedures set forth for the resignation, removal and appointment of the Currency Warrant Agent, as provided in Section 5.4, except that a successor Calculation Agent need not be a banking institution with offices south of Chambers Street in the Borough of Manhattan, The City of New York, and may only be appointed if such successor has been nominated by the Company.

          (g) The Calculation Agent will not be responsible for good faith errors or omissions in calculating or disseminating information regarding the Spot Rate, or the Cash Settlement Value or Alternative Settlement Amount, as applicable.

          SECTION 2.3 Automatic Exercise of Warrants. All Warrants for which the Warrant Agent has not received an Exercise Notice in proper form by 3:00 p.m., New York City time, on the fifth New York Business Day preceding the earlier of (i) the Expiration Date or (ii) Delisting Date or for which the Warrant Agent has received an Exercise Notice in proper form but with respect to which timely delivery of the relevant Currency Warrants has not been made, will be deemed automatically exercised on the Expiration Date or the Delisting Date, as the case may be, without any requirement of delivery of an Exercise Notice or Currency Warrants to the Currency Warrant Agent. Accordingly, the Exercise Date for such Currency Warrants shall be the Expiration Date or the Delisting Date, as the case may be, or, if such date is not a New York Business Day, the next succeeding New York Business Day and the Valuation Date for such Currency Warrants shall be the first New York Business Day following the Exercise Date for such Currency Warrants. "Delisting Date" shall mean the effective date on which the Currency Warrants are delisted from, or permanently suspended from trading (within the meaning of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder) on, the AMEX (or any successor Self-Regulatory Organization) and not accepted at the same time for listing on another Self-Regulatory Organization. "Self-Regulatory Organization" means a self-regulatory organization on which warrants are traded and the rules of which are filed with the Securities and Exchange Commission under the Securities Act of 1934.

          The Currency Warrant Agent shall by 5:00 p.m., New York City time, on the Expiration Date or the Delisting Date, as the case may be, notify the Company of the number of Currency Warrants to be automatically exercised on such day. The Warrant Agent shall (i) obtain from the Calculation Agent on the applicable Valuation Date the Cash Settlement Value or the Alternative Settlement Amount on such Valuation Date of the Currency Warrants to be automatically exercised, (ii) by 3:00 p.m., New York City time, on the New York Business Day next succeeding such Valuation Date, notify the Company of the Cash Settlement Value or the Alternative Settlement Amount payable in respect of such exercised Currency Warrants and (iii) advise the Company of such other matters relating to the exercised Currency Warrants as the Company shall reasonably request.

          With respect to all Currency Warrants, other than Book-Entry Warrants, subject to automatic exercise, the Company shall make available to the Currency Warrant Agent, not later than 3:00 p.m., New York City time, on the fifth New York Business Day following the Valuation Date for automatically exercised Currency Warrants (in any such case, the "Automatic Settlement Date"), funds in an amount equal to, and for the payment of, the aggregate Cash Settlement Value or Alternative Settlement Amount, as applicable, of such Currency Warrants. Subject to such funds having been made available as provided in the preceding sentence, the Currency Warrant Agent will be responsible for making its payment available to the appropriate Registered Holder in the form of a cashier's check or an official bank check, or (in the case of payments of $100,000 or more) by wire transfer to a U.S. Dollar account maintained by such Registered Holder in the United States (at such Registered Holder's election), after 3:00 p.m., New York City time, but prior to the close of business, on the Automatic Settlement Date, against receipt by the Currency Warrant Agent at the Currency Warrant Agent's Office from such Registered Holder of its Warrant Certificates.

          In the case of Book-Entry Warrants subject to automatic exercise, the Company shall make available to the Warrant Agent, not later than 3:00 p.m., New York City time, on the Automatic

Settlement Date, funds in an amount equal to, and for the payment of, the aggregate Cash Settlement Value of such Currency Warrants. Subject to such funds having been made available as provided in the preceding sentence, the Currency Warrant Agent will be responsible for making funds available to the Depository, against receipt of the Global Warrant Certificate, after 3:00 p.m., New York City time, but prior to the close of business, on the Automatic Settlement Date.

          All Currency Warrants shall be deemed to be cancelled on and as of the Automatic Settlement Date and each Warrantholder's rights under the Currency Warrants and hereunder shall thereupon cease, except for the right to receive the Cash Settlement Value or the Alternative Settlement Amount, as applicable.

          Each Currency Warrant will entitle the Warrantholder thereof to receive the Alternative Settlement Amount in lieu of the Cash Settlement Value thereof in the event that such Currency Warrants are automatically exercised on the Delisting Date. The "Alternative Settlement Amount" of a Currency Warrant will be calculated by the Calculation Agent as of 10:00 a.m., New York City time, on the Valuation Date and will equal an amount in U.S. Dollars (rounded down to the nearest cent) which is equal to the amount "X" calculated using the formula set forth below:

                               X = I + ((A/B) x (T-Z))
     where

          I = the Cash Settlement Value of the Currency Warrants determined as described above;

          A = the total number of days from but excluding the Valuation Date for such Currency Warrants to and including the Expiration Date;

          B = the total number of days from but excluding the date the Currency Warrants were initially sold to and including the Expiration Date;

          T =       , the initial offering price per Currency Warrant; and

          Z = the lesser of T or I.

          The Company will advise the Currency Warrant Agent as soon as practicable of the date of any expected delisting or permanent suspension of trading of the Currency Warrants and will immediately inform the Currency Warrant Agent after the Company has received notice that such delisting or suspension has occurred, but in no event will notice of such delisting or suspension be given to the Warrant Agent later than 9:30 a.m.,

New York City time, on the New York Business Day following the date that such delisting or suspension occurs.

          SECTION 2.4 Limitation of Number of Exercisable Warrants. Not fewer than 500 Currency Warrants may be exercised by a Warrantholder at any one time except in the case of automatic exercise.

          SECTION 2.5 Covenant of the Company. The Company covenants, for the benefit of the Warrantholders, that (i) it will cause the Currency Warrants to be listed on the AMEX at issuance and (ii) until the Expiration Date, it will not seek the delisting of the Currency Warrants from, or permanent suspension of their trading on the AMEX unless prior to such delisting or suspension the Currency Warrants shall have been listed, and shall be accepted for trading pursuant to the rules of another Self-Regulatory Organization.

          SECTION 2.6 Return of the Global Warrant Certificate. At such time as all of the Currency Warrants have been exercised, deemed automatically exercised or otherwise cancelled, the Currency Warrant Agent shall return the cancelled Global Warrant Certificate to the Company.

          SECTION 2.7 Return of Moneys Held Unclaimed for Two Years. Any moneys deposited with or paid to the Currency Warrant Agent for the payment of the Cash Settlement Value or the Alternative Settlement Amount of any Currency Warrants and not applied but remaining unclaimed for two years after the date upon which such Cash Settlement Value or the Alternative Settlement Amount shall have become due and payable, shall be repaid by the Currency Warrant Agent to the Company, and the holder of such Currency Warrants shall thereafter look only to the Company for any payment which such Warrantholder may be entitled to collect and all liability of the Currency Warrant Agent with respect to such moneys shall thereupon cease; provided, however, that the Currency Warrant Agent, before making any such repayment, may at the expense of the Company notify, in the case of Book-Entry Warrants, the Participants concerned, or, in the case of Certificated Warrants, the Warrantholders concerned, that said moneys have not been so applied and remain unclaimed and that after a date named therein any unclaimed balance of said moneys then remaining will be returned to the Company.

          SECTION 2.8 Designation of Agent for Receipt of Notice. The Company may from time to time designate in writing to the Currency Warrant Agent a designee for receipt of all notices to be given by the Currency Warrant Agent pursuant to this Article II and all such notices thereafter shall be given in the manner herein provided by the Currency Warrant Agent to such designee.

                                  ARTICLE III
                          OTHER PROVISIONS RELATING TO
                            RIGHTS OF WARRANTHOLDERS

          SECTION 3.1 Holders of Currency Warrants May Enforce Rights. Notwithstanding any of the provisions of this Agreement, any Warrantholder, without the consent of the Currency Warrant Agent, may, in and for his own behalf, enforce and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, his right to exercise and to receive payment for his Currency Warrants provided in this Agreement and the Warrant Certificates or Global Warrant Certificate, as the case may be.

          SECTION 3.2 Consolidation, Merger or Other Disposition. If at any time the Company shall consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to another person, then in any such event the successor or assuming corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named as the Company herein and in the Currency Warrants; the Company shall thereupon be relieved of any further obligation hereunder or under the Currency Warrants, and, in the event of any such consolidation, merger, conveyance, transfer or lease, the Company as the predecessor corporation may thereupon or at any time thereafter be dissolved, wound up or liquidated. Such successor or assuming corporation shall expressly assume, by an amendment to this Agreement, executed and delivered to the Currency Warrant Agent, in form satisfactory to such Currency Warrant Agent, the due and punctual payment of any and all amounts payable by the Company pursuant to this Agreement and the performance of every covenant of this Agreement on the part of the Company to be performed or observed. Such successor or assuming corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, a new Warrant Certificate or Global Warrant Certificate representing the Currency Warrants not theretofore exercised, in exchange and substitution for the Warrant Certificate or Global Warrant Certificate theretofore issued. Such Warrant Certificate or Global Warrant Certificate shall in all respects have the same legal rank and benefit under this Agreement as the Warrant Certificate or Global Warrant Certificate theretofore issued in accordance with the terms of this Agreement as though such new Warrant Certificate or Global Warrant Certificate had been issued at the date of the execution hereof. In any case of any such consolidation, merger, conveyance, transfer or lease of substantially all of the assets of the Company, such changes in phraseology and form (but not in substance) may be made in the new Warrant Certificates or Global Warrant Certificate as may be appropriate.

          The Currency Warrant Agent may receive a written opinion of legal counsel as conclusive evidence that any such consolidation, merger, conveyance, transfer or lease of substantially all of the assets of the Company complies with the provisions of this Section 3.2.


                                   ARTICLE IV
                       CANCELLATION OF CURRENCY WARRANTS

          SECTION 4.1 Cancellation of Currency Warrants. In the event the Company shall purchase or otherwise acquire Currency Warrants, such Currency Warrants may, at the option of the Company, (i) in the case of Book-Entry Warrants, be surrendered free through a Depository Participant for credit to the account of the Currency Warrant Agent maintained at the Depository, and if so credited, the Currency Warrant Agent shall promptly note the cancellation of such Currency Warrants by notation on the records of the Currency Warrant Agent or (ii) in the case of Certificated Warrants, delivered to the Currency Warrant Agent, and if so delivered the Currency Warrant Agent shall promptly note the cancellation of such Currency Warrants on the records of the Currency Warrant Agent. Such Currency Warrants may also, at the option of the Company, be resold by the Company directly to or through any of its affiliates in lieu of being surrendered to the Depository. No Warrant Certificate or Global Warrant Certificate shall be countersigned in lieu of or in exchange for any Currency Warrant which is cancelled as provided herein, except as otherwise expressly permitted by this Agreement.

          SECTION 4.2 Treatment of Warrantholders. The Company, the Currency Warrant Agent and any agent of the Company or the Currency Warrant Agent may deem and treat the person in whose name a Global Warrant Certificate shall be registered in the records of the Currency Warrant Agent as the holder of all right, title and interest in such Global Warrant Certificate (notwithstanding any notation of ownership or other writing thereon) for any purpose and as the person entitled to exercise the rights represented by the Currency Warrants evidenced thereby, and neither the Company nor the Currency Warrant Agent, nor any agent of the Company or the Currency Warrant Agent shall be affected by any notice to the contrary, except that the Currency Warrant Agent and the Company shall be entitled to rely on and act pursuant to instructions of Participants as contemplated by Article II of this Agreement. This Section 4.2 shall be without prejudice to the rights of Warrantholders as described elsewhere herein.

          SECTION 4.3 Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the initial issuance of Currency Warrants; provided, however, that the Company shall not be required to pay any tax or other governmental charge which may be payable in respect of any transfer involving any beneficial or record interest in or ownership interest of any Currency Warrants.

                                   ARTICLE V
                     CONCERNING THE CURRENCY WARRANT AGENT

          SECTION 5.1 Currency Warrant Agent. The Company hereby appoints Citibank, N.A. as Currency Warrant Agent of the Company in respect of the Currency Warrants, the Warrant Certificates and the Global Warrant Certificate upon the terms and subject to the conditions set forth herein, in the Warrant Certificate and in the Global Warrant Certificate; and Citibank, N.A. hereby accepts such appointment. The Currency Warrant Agent shall have the powers and authority granted to and conferred upon it in the Warrant Certificate and the Global Warrant Certificate and hereby and such further powers and authority acceptable to it to act on behalf of the Company as the Company may hereafter grant to or confer upon it. All of the terms and provisions with respect to such powers and authority contained in the Warrant Certificate and the Global Warrant Certificate are subject to and governed by the terms and provisions hereof.

          SECTION 5.2 Conditions of Currency Warrant Agent's Obligations. The Currency Warrant Agent accepts its obligations herein set forth upon the terms and conditions hereof and of the Warrant Certificates and the Global Warrant Certificate, including the following, to all of which the Company agrees and to all of which the rights hereunder of the Warrantholders from time to time of the Currency Warrants shall be subject:

          (a) The Company agrees promptly to pay the Currency Warrant Agent the compensation to be agreed upon with the Company for all services rendered by the Currency Warrant Agent and to reimburse the Currency Warrant Agent for its reasonable out-of-pocket expenses (including reasonable attorneys' fees and expenses) incurred by the Currency Warrant Agent without negligence, bad faith or breach of this Agreement on its part in connection with the services rendered by it hereunder. The Company also agrees to indemnify the Currency Warrant Agent for, and to hold it harmless against, any loss, liability or expense (including reasonable attorneys' fees and expenses) incurred without negligence, bad faith or breach of this Agreement on the part of the Currency Warrant Agent, arising out of or in connection with its acting as such Currency Warrant Agent hereunder or with respect to the Currency Warrants, as well as the reasonable costs and expenses of defending against any claim of liability in the premises.

          (b) In acting under this Agreement and in connection with the Currency Warrants, the Currency Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship of agency or trust for or with any of the Warrantholders or the registered holder of the Global Warrant Certificate.

          (c) The Currency Warrant Agent may consult with counsel satisfactory to it, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion of such counsel.

          (d) The Currency Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or omitted or thing suffered by it in reliance upon any Warrant Certificate, Global Warrant Certificate, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

          (e) The Currency Warrant Agent, and its officers, directors and employees, may become the Warrantholder of, or acquire any interest in, any Currency Warrants or other obligations of the Company, with the same rights that it or they would have if it were not the Currency Warrant Agent hereunder, and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Company and may act on, or as depository, trustee or agent for, any committee or body of holders of Currency Warrants or other obligations of the Company as freely as if it were not the Currency Warrant Agent hereunder.

          (f) The Currency Warrant Agent shall not be under any liability for interest on any moneys at any time received by it pursuant to any of the provisions of this Agreement, the Warrant Certificates or the Global Warrant Certificate.

          (g) The Currency Warrant Agent shall not be under any responsibility with respect to the validity or sufficiency of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Currency Warrant Agent) or with respect to the validity or execution of any Warrant Certificate or the Global Warrant Certificate (except its countersignature thereof).

          (h) The recitals contained herein and in the Warrant Certificate and the Global Warrant Certificate (except as to the Currency Warrant Agent's countersignature thereon) shall be taken as the statements of the Company and the Currency Warrant Agent assumes no responsibility for the correctness of the same.

          (i) The Currency Warrant Agent shall be obligated to perform only such duties as are herein and in the Warrant Certificate and the Global Warrant Certificate specifically set forth and no implied duties or obligations shall be read into this Agreement, the Warrant Certificate or the Global

     Warrant Certificate against the Currency Warrant Agent. The Currency Warrant Agent shall not be under any obligation to take any action hereunder likely to involve it in any expense or liability, the payment of which is not, in its reasonable opinion, assured to it. The Currency Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of the Warrant Certificate or the Global Warrant Certificate countersigned by the Currency Warrant Agent and delivered by it to the Company pursuant to this Agreement or for the application by the Company of any proceeds. The Currency Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein, in the Warrant Certificate or in the Global Warrant Certificate or in the case of the receipt of any written demand from a holder of a Currency Warrant with respect to such default, except as provided in Section 6.2 hereof, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or to make any demand upon the Company.

          (j) Unless specifically provided herein or in the Warrant Certificate, the Global Warrant Certificate, any order, certificate, notice, request, direction or other communication from the Company made or given by the Company under any provision of this Agreement shall be sufficient if signed by its Treasurer or any Vice President.

          SECTION 5.3 Compliance With Applicable Laws. The Currency Warrant Agent agrees to comply with all applicable federal and state laws in respect of the services rendered by it under this Agreement, including (but not limited to) the provisions of United States federal income tax laws regarding information reporting and backup withholding. The Currency Warrant Agent expressly assumes all liability for its failure to comply with such laws, including (but not limited to) any liability for its failure to comply with any applicable provisions of United States federal income tax laws regarding information reporting and backup withholding applicable to it.

          SECTION 5.4  Resignation and Appointment of Successor.

          (a) The Company agrees, for the benefit of the Warrantholders from time to time of the Currency Warrants, that there shall at all times be a Currency Warrant Agent hereunder until all the Currency Warrants are no longer exercisable.

          (b) The Currency Warrant Agent may at any time resign as such agent by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective, subject to the appointment of a successor Currency Warrant Agent and acceptance of such appointment by such successor Currency Warrant Agent, as hereinafter provided. The Currency Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective. Such resignation or removal shall take effect upon the appointment by the Company, as hereinafter provided, of a successor Currency Warrant Agent (which shall be a banking institution organized under the laws of the United States of America, or one of the states thereof and having an office or an agent's office south of Chambers Street in the Borough of Manhattan, New York City) and the acceptance of such appointment by such successor Currency Warrant Agent. In the event a successor Currency Warrant Agent has not been appointed and has not accepted its duties within 90 days of the Currency Warrant Agent's notice of resignation, the Currency Warrant Agent may apply to any court of competent jurisdiction for the designation of a successor Currency Warrant Agent. The obligation of the Company under Section 5.2(a) shall continue to the extent set forth therein notwithstanding the resignation or removal of the Currency Warrant Agent.

          (c) In case at any time the Currency Warrant Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or make an assignment for the benefit of its creditors or consent to the appointment of a receiver or custodian of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they mature, or if a receiver or custodian of it or all or any substantial part of its property shall be appointed, or if any public officer shall have taken charge or control of the Currency Warrant Agent or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, a successor Currency Warrant Agent, qualified as aforesaid, shall be appointed by the Company by an instrument in writing, filed with the successor Currency Warrant Agent. Upon the appointment as aforesaid of a successor Currency Warrant Agent and acceptance by the latter of such appointment, the Currency Warrant Agent so superseded shall cease to be Currency Warrant Agent hereunder.

          (d) Any successor Currency Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Currency Warrant Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as Currency Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Currency Warrant Agent shall be entitled to receive, all moneys, securities and other property on deposit with or held by such predecessor, as Currency Warrant Agent hereunder.

          (e) Any corporation into which the Currency Warrant Agent hereunder may be merged or converted or any corporation with which the Currency Warrant Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Currency Warrant Agent shall be a party, or any corporation to which the Currency Warrant Agent shall sell or otherwise transfer all or substantially all of the assets and business of the Currency Warrant Agent, provided that it shall be qualified as aforesaid, shall be the successor Currency Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.


                                   ARTICLE VI
                                 MISCELLANEOUS

          SECTION 6.1 Modification, Supplementation or Amendment. (a) This Agreement, the Warrant Certificates and the Global Warrant Certificate may be modified, supplemented or amended by the Company and the Currency Warrant Agent, without the consent of the Warrantholders, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained herein or therein, maintaining the listing of any Currency Warrants on any U.S. national securities exchange or registration of such Currency Warrants under the Exchange Act, permitting the issuance of Currency Warrants in definitive form in accordance with paragraph (a) of
Section 1.1, reflecting the issuance by the Company of additional Currency Warrants of the same issue or reflecting the appointment of a successor Depository in accordance with paragraph (c) of Section 1.1 or in any other manner which the Company may deem necessary or desirable and which will not materially adversely affect the interests of the holders of Currency Warrants. Notwithstanding anything in this Section 6.1 to the contrary, this Agreement may not be amended to provide for the countersigning by the Currency Warrant Agent of Warrant Certificates or Global Warrant Certificate evidencing in the
aggregate in excess of           Currency Warrants unless and until the
Currency Warrant Agent has received notice from the AMEX or any successor U.S. national securities exchange or self-regulatory organization that the
additional Currency Warrants in excess of           have been approved for
listing on such exchange or self-regulatory organization.

          (b) The Company and the Currency Warrant Agent may modify or amend this Agreement, the Warrant Certificates, and the Global Warrant Certificate with the consent of the Warrantholders of not fewer than a majority in number of the then outstanding unexercised Currency Warrants affected by such modification or amendment, for any purpose; provided, however, that no such modification or amendment that increases the Strike Rate, otherwise changes the determination of the Cash Settlement Value, or the Alternative Settlement Amount of the Currency Warrants (or any aspects of such determination ) so as to reduce the amount receivable upon exercise, shortens the period of time during which the Currency Warrants may be exercised, increases the minimum number of Currency Warrants that may be exercised by or on behalf of any one Warrantholder at any one time, or otherwise materially and adversely affects the exercise rights of the Warrantholders or reduces the number of outstanding Currency Warrants the consent of the Warrantholders of which is required for modification or amendment of this Agreement, the Warrant Certificates, or the Global Warrant Certificate may be made without the consent of each Warrantholder affected thereby.

          SECTION 6.2 Notices and Demands to the Company and Currency Warrant Agent. If the Currency Warrant Agent shall receive any notice or demand addressed to the Company by any Warrantholder pursuant to the provisions of the Warrant Certificates or the Global Warrant Certificate, the Currency Warrant Agent shall promptly forward such notice or demand to the Company.

          SECTION 6.3 Addresses for Notices. Any communications from the Company to the Currency Warrant Agent with respect to this Agreement shall be addressed to Citibank, N.A., 120 Wall Street, 13th Floor, New York, New York 10043 (facsimile: (212) 480-1614) (telephone: (212) 412-6209, Attention:
Corporate Trust Department; any communications from the Currency Warrant Agent to the Company with respect to this Agreement shall be addressed to Lehman Brothers Holdings Inc., 388 Greenwich Street, New York, New York 10013 (facsimile: (212) 464-6414) (telephone: (212) 298-2000), Attention:
Treasurer (or such other address as shall be specified in writing to the other parties hereto by the Currency Warrant Agent or the Company, respectively).

          SECTION 6.4 Notices to Warrantholders. The Company may cause to have notice given to the holders of Currency Warrants by providing the Currency Warrant Agent with a form of notice to be distributed by (i) in the case of Certificated Warrants, the Currency Warrant Agent to the Registered Holders or
(ii) in the case of Book-Entry Warrants, the Depository to Participants in accordance with the custom and practices of the Depository.

          SECTION 6.5 Governing Law. The validity, interpretation and performance of this Agreement and each Currency Warrant issued hereunder and of the respective terms and provisions thereof shall be governed by the laws of the State of New York.

          SECTION 6.6 Obtaining of Governmental Approvals. The Company will from time to time use its best efforts to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and the AMEX and filings under the United States federal and state laws, which may be or become requisite in connection with the issuance, sale, trading, transfer or delivery of the Currency Warrants, the Warrant Certificates, the Global Warrant Certificate and the exercise of the Currency Warrants.

          SECTION 6.7 Persons Having Rights Under the Currency Warrant Agreement. Nothing in this Agreement expressed or implied and nothing that may be inferred from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company, the Currency Warrant Agent, the registered holder of the Global Warrant Certificate and the Warrantholders any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement hereof; and all covenants, conditions, stipulations, promises and agreements in this Agreement contained shall be for the sole and exclusive benefit of the Company and the Currency Warrant Agent and their successors and of the registered holder of the Global Warrant Certificate and the Warrantholders.

          SECTION 6.8 Headings. The descriptive headings of the several Articles and Sections and the Table of Contents of this Agreement are for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

          SECTION 6.9 Counterparts. This Agreement may be executed by the parties hereto in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original; but all such counterparts shall together constitute but one and the same instrument.

          SECTION 6.10 Inspection of Agreement. A copy of this Agreement shall be available at all reasonable times at the principal corporate trust office of the Currency Warrant Agent, for inspection by the registered holder of the Warrant Certificate, Participants, Indirect Participants and Warrantholders.

          IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

                                   LEHMAN BROTHERS HOLDINGS INC.

                                   By:
                                       -------------------------------
                                       Name:
                                       Title:



                                   CITIBANK, N.A.

                                   By:
                                       -------------------------------
                                       Name:
                                       Title:



                                   LEHMAN BROTHERS INC.

                                   By:
                                       -------------------------------
                                       Name:
                                       Title:

                                                                         Annex 1


                                 Defined Terms

                                                          Page
Alternative Settlement Amount . . . . . . . . . . . . . . 15
AMEX  . . . . . . . . . . . . . . . . . . . . . . . . . .  9
Automatic Settlement Date . . . . . . . . . . . . . . . . 14
Book-Entry Warrants . . . . . . . . . . . . . . . . . . .  2
Calculation Agent . . . . . . . . . . . . . . . . . . . .  1
Cash Settlement Value . . . . . . . . . . . . . . . . . . 12
Certificated Warrants . . . . . . . . . . . . . . . . . .  2
Company . . . . . . . . . . . . . . . . . . . . . . . . .  1
Conversion Option . . . . . . . . . . . . . . . . . . . .  2
Conversion Option Period  . . . . . . . . . . . . . . . .  2
Currency Warrant  . . . . . . . . . . . . . . . . . . . .  1
Currency Warrant Account  . . . . . . . . . . . . . . . .  9
Currency Warrant Agent  . . . . . . . . . . . . . . . . .  1
Currency Warrant Agent's Office . . . . . . . . . . . . .  4
Currency Warrant Register . . . . . . . . . . . . . . . .  4
Currency Warrants . . . . . . . . . . . . . . . . . . . .  1
Delisting Date  . . . . . . . . . . . . . . . . . . . . . 14
Depository  . . . . . . . . . . . . . . . . . . . . . . .  7
Exercise Date . . . . . . . . . . . . . . . . . . . . . . 10
Exercise Notice . . . . . . . . . . . . . . . . . . . . .  9
Exercised Warrants  . . . . . . . . . . . . . .  Exhibit A-1
Expiration Date . . . . . . . . . . . . . . . . . . . . .  9
Global Warrant Certificate  . . . . . . . . . . . . . . .  2
Indirect Participants . . . . . . . . . . . . . . . . . .  8
New York Business Day . . . . . . . . . . . . . . . . . .  9
Participants  . . . . . . . . . . . . . . . . . . . . . .  8
Registered Holder . . . . . . . . . . . . . . . . . . . .  6
Self-Regulatory Organization  . . . . . . . . . . . . . . 14
Settlement Date . . . . . . . . . . . . . . . . . . . . . 11
Spot Rate . . . . . . . . . . . . . . . . . . . . . . . . 12
Strike Rate . . . . . . . . . . . . . . . . . . . . . . . 12
Valuation Date  . . . . . . . . . . . . . . . . . . . . . 10
Warrant Certificate . . . . . . . . . . . . . . . . . . .  1
Warrantholder . . . . . . . . . . . . . . . . . . . . . .  1

                                                                       EXHIBIT A

                         [FORM OF WARRANT CERTIFICATE]

                                     [FACE]


No.                                  CUSIP No.


                          LEHMAN BROTHERS HOLDING INC.

                              Currency Warrants
                                Expiring



          This Warrant Certificate certifies that         , or registered
assigns, is the registered holder of Currency Warrants Expiring
(the "Currency Warrants").  Upon receipt by the Currency Warrant Agent of this Warrant Certificate and the exercise notice on the reverse hereof (or an exercise notice in substantially identical form delivered herewith), duly completed and executed, at the offices of the Currency Warrant Agent in the Borough of Manhattan, New York City, each Currency Warrant entitles the registered holder hereof (the "Warrantholder") to receive, subject to the conditions set forth herein and in the Currency Warrant Agreement, from Lehman Brothers Holdings Inc. (the "Company") the cash settlement value in U.S. Dollars (the "Cash Settlement Value") calculated by the Calculation Agent no later than 5:00 p.m., New York City time, on the Valuation Date and equal to the greater of (i) zero and (ii) the amount (rounded down to the nearest cent) computed by subtracting from U.S. $100 an amount equal to the product of U.S.
$100 times a fraction, the numerator of which is         per U.S. Dollar (the
"Strike Rate") and the denominator of which is the spot exchange rate of the
             for the U.S. Dollars (expressed as a number of              per
U.S. Dollar and determined by the Calculation Agent) at 10:00 a.m., New York City time, on the applicable Valuation Date (the "Spot Rate"). If the Strike Rate is equal to or exceeds the Spot Rate for such Valuation Date, the Cash Settlement Value will be zero.

          Subject to the terms of the Currency Warrant Agreement, each Currency Warrant may be irrevocably exercised, in whole but not in part, at or prior to 3:00 p.m., New York City time, on any New York Business Day from its date of issuance until 3:00 p.m., New York City time, on the New York Business Day
immediately preceding the earlier of (i)                (the "Expiration Date")
or (ii) the Delisting Date, and on the Expiration Date or the Delisting Date, as the case may be, the Currency Warrants shall expire and all Currency Warrants evidenced hereby shall be automatically exercised and otherwise shall be void. Except in the case of automatic exercise of the Currency Warrants, as set forth herein and in the Currency

Warrant Agreement, not fewer than 500 Currency Warrants may be exercised by or on behalf of any one Warrantholder at any one time.

          Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

          This Warrant Certificate shall not be valid unless manually countersigned by the Currency Warrant Agent.

          IN WITNESS WHEREOF, Lehman Brothers Holdings, Inc. has caused this instrument to be duly executed.


Dated:                                  LEHMAN BROTHERS HOLDINGS INC.

                                        By
                                          --------------------------
                                           Title: President

[SEAL]

Attest:

By
  ---------------------------
  Title: Assistant Secretary


Countersigned for authentication only
as of the date above written:

Citibank, N.A.,
as Currency Warrant Agent


By
  ---------------------------
  Authorized Officer

                                   [REVERSE]

                              Currency Warrants
                             Expiring

          The Currency Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Currency Warrants issued by the Company pursuant
to a Currency Warrant Agreement, dated as of                (the "Currency
Warrant Agreement"), among the Company, Citibank, N.A. (the "Currency Warrant Agent") and Lehman Brothers Inc. (the "Calculation Agent") and are subject to the terms and provisions contained in the Currency Warrant Agreement, to all of which terms and provisions the Warrantholder consents by acceptance of this Warrant Certificate and which Currency Warrant Agreement is hereby incorporated by reference in and made a part of this Warrant Certificate. A copy of the Currency Warrant Agreement is on file at the Warrant Agent's Office (as defined herein).

          The Currency Warrants constitute direct, unconditional and unsecured contractual obligations of the Company and rank on a parity with the Company's other unsecured contractual obligations and with the Company's unsecured and unsubordinated debt.

          Subject to the provisions hereof and of the Currency Warrant Agreement, each Currency Warrant may be irrevocably exercised, as a whole but not in part, at or prior to 3:00 p.m., New York City time, on any New York Business Day (as defined herein) from its date of issuance until 3:00 p.m., New York City time, on the New York Business Day immediately preceding the earlier of (i) the Expiration Date or (ii) the Delisting Date (as defined herein). The holder of Currency Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate with the exercise notice set forth below (or an exercise notice in substantially identical form), duly completed and executed, to the Currency Warrant Agent's offices in the Borough of Manhattan, New York City (the "Warrant Agent's Office"), which are, on the date hereof, located at 111 Wall Street, 5th Floor, New York, New York 10043,
Attention: Corporate Trust Department. Except in the case of automatic exercise of the Currency Warrants, as set forth herein and in the Currency Warrant Agreement, not fewer than 500 Currency Warrants may be exercised by or on behalf of any one Warrantholder at any one time.

          The "Cash Settlement Value" of an exercised Currency Warrant will be calculated by the Calculation Agent no later than 5:00 p.m., New York City time, on the Valuation Date and will equal an amount in U.S. Dollars equal to the greater of (i) zero and (ii) the amount (rounded down to the nearest cent) computed by subtracting from U.S. $100 an amount equal to the product of U.S.
$100 times a fraction, the numerator of which is         per U.S. Dollar (the
"Strike Rate") and the denominator of which is the spot
exchange rate of the              for the U.S. Dollar (expressed as a number of
             per U.S. Dollar and determined by the Calculation Agent) at 10:00 a.m., New York City time, on the applicable Valuation Date (the "Spot Rate"). If the Strike Rate for such Valuation Date is equal to or exceeds the Spot Rate, the Cash Settlement Value will be zero.

          The Company has appointed Lehman Brothers Inc. to be its Calculation Agent to make certain calculations, as described in the Currency Warrant Agreement and herein. The Calculation Agent shall act as an independent expert and not as an agent of the Company. Unless otherwise provided by the Currency Warrant Agreement, the calculations of the Calculation Agent and the determinations of the Currency Warrant Agent under the Currency Warrant Agreement and Warrant Certificate shall, absent manifest error, be final and binding on the Company and the Warrantholder.

          Subject to the Currency Warrant Agreement and this Warrant Certificate, and except in the case of automatic exercise on the Expiration Date or the Delisting Date, the valuation date (the "Valuation Date") for a Currency Warrant shall be the New York Business Day next succeeding the New York Business Day (the "Exercise Date") on which the Currency Warrant Agent has received the Warrant Certificate representing such Currency Warrant, with the exercise notice below (or an exercise notice in substantially identical form delivered herewith), duly completed and executed by the Warrantholder, at or prior to 3:00 p.m., New York City time; and if the Currency Warrant Agent shall receive any such Warrant Certificate after 3:00 p.m., New York City time, on such date, then such Warrant Certificate shall be deemed to have been received at or prior to 3:00 p.m., New York City time, on the next succeeding New York Business Day (which shall be the Exercise Date for such Warrants), and in such event the Valuation Date shall be the next New York Business Day following such Exercise Date.

          If the exercise notice is not rejected as provided in the Currency Warrant Agreement, then the Currency Warrant Agent will determine the Cash Settlement Value of the exercised Currency Warrants in accordance with the terms of the Currency Warrant Agreement.

           Any exercise of the Currency Warrants will be irrevocable.

          Except in the case of Currency Warrants subject to automatic exercise, payment shall be made available to the Warrantholder after 3:00 p.m., New York City time, on the fifth New York Business Day following the Valuation Date for such Currency Warrants in the form of a cashier's check or an official bank check, or (in the case of payments of at least $100,000) by wire transfer to a U.S. Dollar bank account maintained by such Warrantholder in the United States (at the Warrantholder's election as specified in the exercise notice), in an amount equal to the aggregate Cash Settlement Value or Alternative Settlement Amount, as applicable, of the exercised Currency Warrants.

          All Warrant certificates for which the Currency Warrant Agent has not received a notice of exercise in proper form by 3:00 p.m., New York City time, on the New York Business Day preceding the earlier of (i) the Expiration Date or (ii) the Delisting Date, as the case may be, or for which the Currency Warrant Agent has received an exercise notice in proper form but with respect to which timely delivery of the relevant Warrant Certificate has not been made will be deemed automatically exercised on the Expiration Date or the Delisting Date, as the case may be, without any requirement of delivery of an exercise notice to the Currency Warrant Agent. Accordingly, the Exercise Date for such Currency Warrants shall be the Expiration Date or Delisting Date, as the case may be, or, if such date is not a New York Business Day, the next succeeding New York Business Day and the Valuation Date for such Currency Warrants shall be the first New York Business Day following the Exercise Date for such Currency Warrants. "Delisting Date" shall mean the effective date on which the Currency Warrants are delisted from, or permanently suspended from trading (within the meaning of the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission thereunder) on, the American Stock Exchange (or any successor Self-Regulatory Organization) and not accepted at the same time for listing on another Self-Regulatory Organization. "Self-Regulatory Organization" means a self-regulatory organization on which warrants are traded and the rules of which are filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934.

          Payment with respect to automatically exercised Currency Warrants shall be made available to the Warrantholder in the form of a cashier's check or an official bank check, or (in the case of payments of at least $100,000) by wire transfer to a U.S. Dollar bank account maintained by the Warrantholder in the United States (at the Warrantholder's election), after 3:00 p.m., New York City time, on the fifth New York Business Day following the Valuation Date, against receipt by the Currency Warrant Agent at the Warrant Agent's Office from the Warrantholder of its Warrant Certificates. Such payment shall be in the amount of the aggregate Cash Settlement Value or the Alternative Settlement Amount, as applicable, in respect of the Currency Warrants evidenced by the Warrant Certificates that were exercised on the Expiration Date or the Delisting Date, as the case may be.

          In the case of delisting of the Warrants as described in the Currency Warrant Agreement, the Warrantholder shall be entitled to receive, in lieu of the Cash Settlement Value, the Alternative Settlement Amount. The Alternative Settlement Amount of a Currency Warrant will be calculated by the Calculation Agent as of 10:00 a.m., New York City time, on the Valuation Date and will equal an amount in U.S. Dollars (rounded down to the nearest cent) which is equal to the amount "X" calculated using the formula set forth below:

                               X = I + ((A/B) x (T-Z))
     where

          I = the Cash Settlement Value of the Currency Warrants determined as described above;

          A = the total number of days from but excluding the Valuation Date for such Currency Warrants to and including the Expiration Date;

          B = the total number of days from but excluding the date the Currency Warrants were initially sold to and including the Expiration Date;

          T =       , the initial offering price per Currency Warrant; and

          Z = the lesser of T or I.


          Prior to due presentment for registration of transfer, the Company, the Currency Warrant Agent, and any agent of the Company or the Currency Warrant Agent, may deem and treat the Warrantholder as the absolute owner of the Currency Warrants evidenced hereby (notwithstanding any notation of ownership or other writing hereon) for any purpose whatsoever, and as the person entitled to exercise the rights represented by the Currency Warrants evidenced hereby, and neither the Company nor the Currency Warrant Agent, nor any agent of the Company or the Currency Warrant Agent, shall be affected by any notice to the contrary.

          The Currency Warrant Agent shall, in accordance with the Currency Warrant Agreement, from time to time register the transfer of this Warrant Certificate upon the records to be maintained by it for that purpose at the Warrant Agent's Office upon surrender hereof, duly endorsed, or accompanied by a written instrument or instruments of transfer in form satisfactory to the Currency Warrant Agent, duly executed by the Warrantholder or by its duly appointed legal representative or duly authorized attorney, such signature to be guaranteed by a bank or trust company located, or with a correspondent office, in New York City or by a broker or dealer which is a member of a national securities exchange, or in any other manner acceptable to the Currency Warrant Agent. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee(s).

          As provided in the Currency Warrant Agreement and subject to certain limitations, this Warrant Certificate may be exchanged for other Warrant Certificates, representing a like number of Currency Warrants, upon surrender to the Currency Warrant Agent of this Warrant Certificate at the Warrant Agent's Office.

          No service charge shall be made for any registration of transfer or exchange of this Warrant Certificate, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of this Warrant Certificate, other than exchanges pursuant to the Currency Warrant Agreement not involving any transfer.

          Capitalized terms included herein but not defined herein have the meanings assigned thereto in the Currency Warrant Agreement.

          References herein to "U.S. Dollars" or "$" are to the lawful currency of the United States of America. As used herein, a "New York Business Day" means any day other than (i) a Saturday, Sunday or a day on which either the American Stock Exchange or the New York Stock Exchange is not open for securities trading or commercial banks in New York City are required or authorized by law or executive order to remain closed.

          The Currency Warrant Agreement and the terms of the Currency Warrants are subject to amendment, as provided in the Currency Warrant Agreement.

          THIS WARRANT CERTIFICATE SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                                                     Exhibit A-1

                                EXERCISE NOTICE

Citibank, N.A.
Corporate Trust Department, 5th Floor
111 Wall Street
New York, New York 10043

          1. The undersigned Warrantholder hereby irrevocably exercises Currency Warrants (the "Exercised Warrants") and delivers to you herewith a Warrant Certificate or Certificates, registered in the Warrantholder's name, representing a number of Currency Warrants at least equal to the number of Exercised Warrants. The Warrantholder is exercising no fewer than 500 Currency Warrants.

          2. The Warrantholder hereby directs the Currency Warrant Agent (a) to pay the Cash Settlement Value or the Alternative Settlement Amount, as applicable, with respect to the Exercised Warrants:

              / /   By cashier's check or an official bank check;
or
              / /    By wire transfer to the following U.S.
                    Dollar bank account in the United
                    States:

                      (Minimum payments of $100,000 only)

                       Bank: ----------------------------

                       ABA Routing No.: -----------------

                       Account No: --------  Reference:-------------

and; (b) if the number of Exercised Warrants is less than the number of Currency Warrants represented by the enclosed Warrant Certificate or Warrant Certificates, to deliver a Warrant Certificate representing the unexercised Currency Warrants to


Dated:                , 19


                                   ----------------------------
                                          Warrantholder

                                     by
                                       -----------------------
                                        Authorized Signature

                                    Address:

                                    Telephone:  (  )

                                                                       EXHIBIT B


                      [FORM OF GLOBAL WARRANT CERTIFICATE]

                                     [FACE]


No.                                  CUSIP No.


                          LEHMAN BROTHERS HOLDING INC.

                              Currency Warrants
                                Expiring



          This certifies that CEDE & CO., or registered assigns, is the
registered holder of Currency Warrants Expiring                (the "Currency
Warrants"). Upon receipt by the Currency Warrant Agent of this Global Warrant Certificate and the exercise notice on the reverse hereof (or an exercise notice in substantially identical form delivered herewith), duly completed and executed, at the offices of the Currency Warrant Agent in the Borough of Manhattan, New York City, each Currency Warrant entitles the beneficial owner thereof (each a "Warrantholder") to receive, subject to the conditions set forth herein and in the Currency Warrant Agreement, from Lehman Brothers Holdings Inc. (the "Company") the cash settlement value in U.S. Dollars (the "Cash Settlement Value") calculated by the Calculation Agent no later than 5:00 p.m., New York City time, on the Valuation Date equal to the greater of
(i) zero and (ii) the amount (rounded down to the nearest cent) computed by subtracting from U.S.$100 an amount equal to the product of U.S.$100 times a
fraction, the numerator of which is          per U.S. Dollar (the "Strike
Rate") and the denominator of which is the spot exchange rate of the
for the U.S. Dollar (expressed as a number of              per U.S. Dollar and
determined by the Calculation Agent) at 10:00 a.m., New York City time, on the applicable valuation date (the "Spot Rate"). If the Strike Rate is equal to or exceeds the Spot Rate for such valuation date, the Cash Settlement Value will be zero.

          Subject to the terms of the Currency Warrant Agreement, each Currency Warrant may be irrevocably exercised, in whole but not in part, at or prior to 3:00 p.m., New York City time, on any New York Business Day from its date of issuance until 3:00 p.m., New York City time, on the New York Business Day
immediately preceding the earlier of (i)                (the "Expiration Date")
and (ii) the Delisting Date, at which time the Currency Warrants shall expire and all Currency Warrants evidenced hereby shall be automatically exercised and otherwise shall be void. A Warrantholder of Currency Warrants evidenced by this Global Warrant Certificate may exercise them only by transfer of such Currency Warrants on the records of the Depository Trust Company free to the Currency Warrant Account (as defined in the Currency Warrant Agreement) and pursuant to an irrevocable Exercise Notice delivered to the Currency Warrant Agent from a Participant (as defined in the Currency Warrant Agreement) acting on behalf of such Warrantholder. Except in the case of automatic exercise of the Currency Warrants, as set forth herein and in the Currency Warrant Agreement, not fewer than 500 Currency Warrants may be exercised by or on behalf of any one Warrantholder at any one time.

          This Global Warrant Certificate shall not be valid unless manually countersigned by the Currency Warrant Agent.

          IN WITNESS WHEREOF, Lehman Brothers Holdings, Inc. has caused this instrument to be duly executed.


Dated:                            LEHMAN BROTHERS HOLDINGS INC.

                                   By
                                      --------------------------
                                      Title:

[SEAL]

Attest:

By
   ------------------------
   Title:


Countersigned for authentication
only as of the date above written:

Citibank, N.A.,
as Currency Warrant Agent


By
   ------------------------
   Authorized Officer

                                   [REVERSE]

                              Currency Warrants
                             Expiring

          The Currency Warrants evidenced by this Global Warrant Certificate are part of a duly authorized issue of Currency Warrants issued by the Company
pursuant to a Currency Warrant Agreement, dated as of                (the
"Currency Warrant Agreement"), among the Company, Citibank, N.A. (the "Currency Warrant Agent") and Lehman Brothers Inc. (the "Calculation Agent") and is subject to the terms and provisions contained in the Currency Warrant Agreement, to all of which terms and provisions the Warrantholders, the entities through which such Warrantholders hold their beneficial interests in the Currency Warrants and the registered holder of this Global Warrant Certificate consent by acceptance of this Global Warrant Certificate and which Currency Warrant Agreement is hereby incorporated by reference in and made a part of this Global Warrant Certificate. A copy of the Currency Warrant Agreement is on file at the Warrant Agent's Office (as defined herein).

          The Currency Warrants constitute direct, unconditional and unsecured contractual obligations of the Company and rank on a parity with the Company's other unsecured contractual obligations and with the Company's unsecured and unsubordinated debt.

          Subject to the provisions hereof and of the Currency Warrant Agreement, each Currency Warrant may be irrevocably exercised, as a whole but not in part, at or prior to 3:00 p.m., New York City time, on any New York Business Day (as defined herein) from its date of issuance until 3:00 p.m., New York City time, on the fifth New York Business Day immediately preceding the earlier of (i) the Expiration Date or (ii) the Delisting Date (as defined herein). A Warrantholder of Currency Warrants evidenced by this Global Warrant Certificate may exercise them only by transfer of such Currency Warrants on the records of the Depository Trust Company free to the Currency Warrant Account and by delivering an exercise notice in substantially identical form to the exercise notice attached hereto, duly completed and executed by the Participant through which such Warrantholder holds its Currency Warrants, to the Warrant Agent's offices in the Borough of Manhattan, New York City (the "Warrant Agent's Office"), which are, on the date hereof, located at 111 Wall Street, 5th Floor, New York, New York 10043, Attention: Corporate Trust Department. Except in the case of automatic exercise of the Currency Warrants, as set forth herein and in the Currency Warrant Agreement, not fewer than 500 Currency Warrants may be exercised by or on behalf of any one Warrantholder at any one time.

          The "Cash Settlement Value" of an exercised Currency Warrant will be calculated by the Calculation Agent no later than

5:00 p.m., New York City time, on the Valuation Date and will equal an amount in U.S. Dollars equal to the greater of (i) zero and (ii) the amount (rounded down to the nearest cent) computed by subtracting from U.S. $100 an amount equal to the product of U.S. $100 times a fraction, the numerator of which in per U.S. Dollar (the "Strike Rate") and the denominator of which is
the spot exchange rate of the              for the U.S. Dollars (expressed or a
number of              per U.S.  Dollar and determined by the Calculation
Agent) at 10:00 a.m., New York City time, on the applicable Valuation Date (the "Spot Rate"). If the Strike Rate for such Valuation Date is equal to or exceeds the Spot Rate, the Cash Settlement Value will be zero.

          The Company has appointed Lehman Brothers Inc. to be its Calculation Agent to make certain calculations, as described in the Currency Warrant Agreement and herein. The Calculation Agent shall act as an independent expert and not as an agent of the Company. Unless otherwise provided by the Currency Warrant Agreement, the calculations of the Calculation Agent and the determinations of the Currency Warrant Agent under the Currency Warrant Agreement and this Global Warrant Certificate shall, absent manifest error, be final and binding on the Company and the Warrantholders.

          Subject to the Currency Warrant Agreement and this Global Warrant Certificate, and except in the case of automatic exercise on the Expiration Date or the Delisting Date, the valuation date (the "Valuation Date") for a Currency Warrant shall be the New York Business Day next succeeding the New York Business Day (the "Exercise Date") on which the Currency Warrant Agent has received the Currency Warrant, with the exercise notice below (or an exercise notice in substantially identical form delivered herewith), duly completed and executed, at or prior to 3:00 p.m., New York City time; and if the Currency Warrant Agent shall receive any such Currency Warrant after 3:00 p.m., New York City time, on such date, then such Global Warrant Certificate shall be deemed to have been received at or prior to 3:00 p.m., New York City time, on the next succeeding New York Business Day (which shall be the Exercise Date for such Currency Warrants), and in such event the Valuation Date shall be the next New York Business Day following such Exercise Date.

          If the exercise notice is not rejected as provided in the Currency Warrant Agreement, then the Calculation Agent will determine the Cash Settlement Value of the exercised Currency Warrants in accordance with the terms of the Currency Warrant Agreement.

           Any exercise of the Currency Warrants will be irrevocable.

          Except in the case of Currency Warrants subject to automatic exercise, payment shall be made available to the appropriate Participant after 3:00 p.m. on the fifth New York

Business Day following the Valuation Date for such Currency Warrants in the form of a cashier's check or an official bank check, or (in the case of payments of at least $100,000) by wire transfer to a U.S. Dollar bank account maintained by such Participant in the United States (at the Participant's election as specified in the exercise notice), in an amount equal to the aggregate Cash Settlement Value or Alternative Settlement Amount, as applicable, of the exercised Currency Warrants.

          All Currency Warrants for which the Currency Warrant Agent has not received a notice of exercise in proper form by 3:00 p.m., New York City time, on the New York Business Day preceding the earlier of (i) the Expiration Date or (ii) the Delisting Date, as the case may be, or for which the Currency Warrant Agent has received an exercise notice in proper form but with respect to which timely delivery of the relevant Currency Warrant has not been made will be deemed automatically exercised on the Expiration Date or the Delisting Date, as the case may be, without any requirement of delivery of an exercise notice to the Currency Warrant Agent. Accordingly, the Exercise Date for such Currency Warrants shall be the Expiration Date or Delisting Date, as the case may be, or, if such Date is not a New York Business Day, the next succeeding New York Business Day and the Valuation Date for such Currency Warrants shall be the first New York Business Day following the Exercise Date for such Currency Warrants. "Delisting Date" shall mean the effective date on which the Currency Warrants are delisted from, or permanently suspended from trading (within the meaning of the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission thereunder) on, the American Stock Exchange (or any successor Self-Regulatory Organization) and not accepted at the same time for listing on another Self-Regulatory Organization. "Self-Regulatory Organization" means a self-regulatory organization on which warrants are traded and the rules of which are filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934.

          Payment with respect to automatically exercised Currency Warrants shall be made available to the Depository in the form of a cashier's check or an official bank check, or (in the case of payments of at least $100,000) by wire transfer to a U.S. Dollar bank account maintained by the Participant in the United States (at the Participant's election) after 3:00 p.m. on the fifth New York Business Day following the Valuation Date, against receipt by the Currency Warrant Agent at the Warrant Agent's Office of the Global Warrant Certificate, for automatically exercised Currency Warrants, that were exercised on the Expiration Date or the Delisting Date, as the case may be. Such payment shall be in the amount of the aggregate Cash Settlement Value or the Alternative Settlement Amount, as applicable, in respect of the Currency Warrants evidenced by the Global Warrant Certificate that were exercised on the Expiration Date or the Delisting Date, as the case may be.

          In the case of delisting of the Currency Warrants as described in the Currency Warrant Agreement, Warrantholders shall be entitled to receive, in lieu of the Cash Settlement Value, the Alternative Settlement Amount. The Alternative Settlement Amount of a Currency Warrant will be calculated by the Calculation Agent as of 10:00 a.m., New York City time, on the Valuation Date and will equal an amount in U.S. Dollars (rounded down to the nearest cent) which is equal to the amount "X" calculated using the formula set forth below:

                               X = I + ((A/B) x (T-Z))
     where

          I = the Cash Settlement Value of the Currency Warrants determined as described above;

          A = the total number of days from but excluding the Valuation Date for such Currency Warrants to and including the Expiration Date;

          B = the total number of days from but excluding the date the Currency Warrants were initially sold to and including the Expiration Date;

          T =       , the initial offering price per Currency Warrant; and

          Z = the lesser of T or I.


          Prior to due presentment for registration of transfer, the Company, the Currency Warrant Agent, and any agent of the Company or the Currency Warrant Agent, may deem and treat the registered owner hereof as the absolute owner of the Currency Warrants evidenced hereby (notwithstanding any notation of ownership or other writing hereon) for any purpose whatsoever, and as the person entitled to exercise the rights represented by the Currency Warrants evidenced hereby, and neither the Company nor the Currency Warrant Agent, nor any agent of the Company or the Currency Warrant Agent, shall be affected by any notice to the contrary.

          The Currency Warrant Agent shall, in accordance with the Currency Warrant Agreement, from time to time register the transfer of this Global Warrant Certificate upon the records to be maintained by it for that purpose at the Warrant Agent's Office upon surrender hereof, duly endorsed, or accompanied by a written instrument or instruments of transfer in form satisfactory to the Currency Warrant Agent, duly executed by the registered holder hereof or by its duly appointed legal representative or duly authorized attorney, such signature to be guaranteed by a bank or trust company located, or with a correspondent office, in New York City or by a broker or dealer which is a member of a national securities exchange, or in any other manner acceptable to the Currency Warrant Agent. Upon any such registration of transfer, a new Global Warrant Certificate shall be issued to the transferee(s).

          No service charge shall be made for any registration of transfer or exchange of this Global Warrant Certificate, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of this Global Warrant Certificate, other than exchanges pursuant to the Currency Warrant Agreement not involving any transfer.

          Capitalized terms included herein but not defined herein have the meanings assigned thereto in the Currency Warrant Agreement.

          References herein to "U.S. Dollars" or "$" are to the lawful currency of the United States of America. As used herein, a "New York Business Day" means any day other than (i) a Saturday, Sunday or a day on which either the American Stock Exchange or the New York Stock Exchange is not open for securities trading or commercial banks in New York City are required or authorized by law or executive order to remain closed.

          The Currency Warrant Agreement and the terms of the Currency Warrants are subject to amendment, as provided in the Currency Warrant Agreement.

          THIS GLOBAL WARRANT CERTIFICATE SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                                                     EXHIBIT B-1


                                EXERCISE NOTICE

(For Currency Warrants Represented by the Global Warrant Certificate)

Citibank, N.A.
c/c Citicorp Data Distribution Inc.
404 Sette Drive
Paramus, New Jersey 07652  (Facsimile:  (201) 262-7521)
(Telephone:  (201) 262-5444)


          1. Reference is made to the Currency Warrant Agreement dated as of (the "Currency Warrant Agreement"), among Lehman Brothers
Holdings Inc. (the "Company"), Citibank, N.A., as warrant agent (the "Currency Warrant Agent"), and Lehman Brothers Inc., as calculation agent (the "Calculation Agent"). On behalf of certain beneficial owners, each of whom is exercising no fewer than 500 Currency Warrants that are covered by this Exercise Notice and whose Currency Warrants have been, or will be, transferred to the Currency Warrant Agent's DTC Participant Account, entitled Citibank, N.A. Corporate Trust Warrant Agent Account, No. ------------- (the "Currency Warrant Account"), ------------ Currency Warrants (the "Exercised Warrants") are hereby irrevocably exercised.

          2. The Participant hereby directs the Currency Warrant Agent to pay the Cash Settlement Value or the Alternative Settlement Amount, as applicable, with respect to the Exercised Warrants:

              / /   By cashier's check or an official bank check;
or
              / /   By wire transfer to the following U.S.
                    Dollar bank account in the United
                    States:

                    (Minimum payments of $100,000 only)

                    Bank: ----------------------------

                    ABA Routing No.: -----------------

                    Account No: --------  Reference:-------------

Dated:                  19

                                   [NAME OF DEPOSITORY
                                     PARTICIPANT]
                                      (Participant Number]

                                   by
                                     ----------------------
                                      Authorized Signature

                              Address:

                              Telephone:  (  )

                                                                     EXHIBIT C-1


                            CONFIRMATION OF EXERCISE
          [For Currency Warrants Represented by Warrant Certificates]



[Name of Warrantholder]
[Address]

          We hereby confirm receipt of your Exercise Notice with respect to Currency Warrants (the "Exercised Warrants") and the related Warrant
Certificates, which we have found to be duly completed and in proper form.  The
Valuation Date of the Exercised Warrants was                  , 19  .


          We hereby confirm that the aggregate [Cash Settlement Value] [Alternative Settlement Amount] of the Exercised Warrants is $
($          per Warrant), which will be made available to you [in the form of a cashiers check or an official bank check] [by wire transfer to the bank account designated in your irrevocable Exercise Notice, in New York Clearing House funds,] for payment after 3:00 p.m. on the fifth New York Business Day following the Valuation Date for such Currency Warrants.

          Capitalized terms included herein but not defined have the meanings assigned thereto in the Currency Warrant Agreement, dated as of March __, 1994, among Lehman Brothers Holdings, Inc., Citibank, N.A., as Currency Warrant Agent and Lehman Brothers Inc., as Calculation Agent.


Dated:             , 19

                              CITIBANK, N.A., as Warrant
                              Agent,

                                by
                                    --------------------------
                                    Authorized Signature

                                                                     EXHIBIT C-2


                            CONFIRMATION OF EXERCISE
                     [For Currency Warrants Represented by
                        the Global Warrant Certificate]


[Name of Depository Participant]
[Address]

          We hereby confirm receipt of your Exercise Notice with respect
to            Currency Warrants (the "Exercised Warrants") which were
transferred by  you (or on your behalf) to our DTC Participant Account
No. -------------. Such Exercise Notice we have found to be duly completed and in proper form. The Valuation Date of the Exercised Warrants was
          , 19  .

          We hereby confirm that the aggregate Cash Settlement Value of the
Exercised Warrants is $         ($   per Currency Warrant), which will be made
available to you [in the form of a cashiers check or an official bank check] [by wire transfer to the bank account designated in your irrevocable of Exercise Notice, in New York Clearing House funds,] for payment after 3:00 p.m. on the fifth New York Business Day following the Valuation Date for such Currency Warrants.

          Capitalized terms included herein but not defined have the meanings
assigned thereto in the Currency Warrant Agreement dated as of               ,
among Lehman Brothers Holdings Inc., Citibank, N.A., as Currency Warrant
Agent as Currency Warrant Agent, and Lehman Brothers Inc. as Calculation Agent.

Dated:             , 19

                                   CITIBANK, N.A., as Warrant
                                        Agent,

                                     by
                                       ----------------------
                                        Authorized Signature

                              NOTICE OF REJECTION
               [For Warrants Represented by Warrant Certificates]


[Name of Warrantholder]
[Address]

          You are hereby notified that [the Exercise Notice delivered by you was determined by us not to have been [duly completed] [in proper form]] [the Currency Warrants to which the Exercise Notice delivered by you relates were not received at the Warrant Agent's Office], as set forth in the Currency
Warrant Agreement, dated as of               , among Lehman Brothers Holdings
Inc., Citibank, N.A., as Currency Warrant Agent and Lehman Brothers Inc., as Calculation Agent. Accordingly, we have rejected your Exercise Notice.

          Capitalized terms used but not defined herein have the meanings assigned thereto in the Currency Warrant Agreement.

Dated:                      , 19


                                   CITIBANK, N.A., as Warrant
                                        Agent,

                                     by
                                       ----------------------
                                        Authorized Signature

                              NOTICE OF REJECTION
                     [For Currency Warrants Represented by
                        the Global Warrant Certificate]


[Name of Depository Participant]
[Address]

          You are hereby notified that [the Exercise Notice delivered by you was determined by us not to have been [duly completed] [in proper form]] [the Currency Warrants to which the Exercise Notice delivered by you relates were not transferred to our DTC Participant Account No. ---------], as set forth in the Currency Warrant Agreement, dated as of March __, 1994, among Lehman Brother Holdings, Inc., Citibank, N.A., as Currency Warrant Agent and Lehman Brothers Inc., as Calculation Agent. Accordingly, we have rejected your Exercise Notice.

          Capitalized terms used but not defined herein have the meanings assigned thereto in the Currency Warrant Agreement.

Dated:                , 19

                                   CITIBANK, N.A., as Warrant
                                     Agent,

                                     by
                                        ----------------------
                                        Authorized Signature